SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   THE SECURITIES EXCHANGE ACT OF 1934


                  Rainier Pacific Financial Group, Inc.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

              Washington                             87-0700148
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

3700 Pacific Highway East,
Suite 200, Fife, Washington                             98424
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(Address of principal executive offices)             (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act of 1934 and is effective pursuant to General Instruction A(c), check the following box.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-106349

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                Not applicable
         ---------------------------------------------------------------
                               (Title of class)


                                Not applicable
         ---------------------------------------------------------------
         (Name of each exchange on which each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Exchange Act:


                     Common stock, no par value per share
         ---------------------------------------------------------------
                               (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the registrant's securities, reference is made to "Description of Capital Stock of Rainier Pacific Financial Group," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the registrant's Registration Statement on Form S-1 filed on June 20, 2003 and subsequently amended (File No. 333-106349) ("Registration Statement"), which is hereby incorporated by reference. For a description of the provisions of the registrant's charter and bylaws that may render a change in control of the registrant more difficult, reference is made to "Restrictions on Acquisition of Rainier Pacific Financial Group and Rainier Pacific Bank" in the registrant's Registration Statement referenced above.

Item 2.  Exhibits

     1. Registration Statement on Form S-1, as amended (incorporated by reference, File No. 333-106349)

     2. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File No. 333-106349).

     3. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, File No. 333-106349).

     4. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the registrant's Registration Statement on Form S-1, File No. 333-106349).

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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   RAINIER PACIFIC FINANCIAL GROUP, INC.



                              By:  /s/John A. Hall
                                   ----------------------------------------
                                   John A. Hall
                                   President and Chief Executive Officer


Date: August 12, 2003

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